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EXHIBIT 99.3

FOR IMMEDIATE RELEASE

Preview Systems Contact:
Geoff Stedman
Preview Systems
650-943-2336
geoffs@previewsystems.com

Preview Systems Investors Contact:
Erik Knettel
Thomson Financial / Carson
212-701-1963
erik.knettel@tfn.com

PREVIEW SYSTEMS STOCKHOLDERS APPROVE ALL PROXY PROPOSALS

MOUNTAIN VIEW, Calif.—July 13, 2001—Preview Systems, Inc. (NASDAQ: PRVW), a commerce platform and services provider for the secure delivery of digital goods over the Internet, announced today it has received stockholder approval of all proposals submitted to the stockholders of Preview Systems at the Company's Annual Meeting of Stockholders held today in Santa Clara, California. These approved proposals included, among other matters, the wind-up of the business following the sale of assets to Aladdin Network Systems, including the transfer of Preview's customers, technology and employees to Aladdin, as well as approval of those directors standing for reelection. The proposals are more fully described in a definitive proxy statement filed with the Securities and Exchange Commission (SEC).

About Preview Systems

Preview Systems' digital rights commerce platform enables service providers and content producers to sell digital goods over the Internet legally and securely. Preview Systems also ensures the protection, delivery and management of the rights associated with the usage of digital products. Headquartered in Mountain View, Calif., the company counts as its customers a network of software publishers, record labels, distributors, service providers, resellers and hardware manufacturers. For more information, please visit the Preview Systems Web site at www.previewsystems.com.

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    Copyright © 2001 Preview Systems, Inc. Preview Systems and the Preview Systems logo are trademarks or registered trademarks of Preview Systems, Inc.

This press release contains forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors created by this section. These forward-looking statements include our strategies, intentions and statements containing the words "believe," "anticipate," "expect," and similar words. We wish to caution you that these statements are only predictions and that the transactions described in this press release are subject to substantial risk of noncompletion. No assurance can be given that Preview will be successful in pursuing to conclusion the sale or license of assets to Aladdin, MEI or any other party, or that such transactions and a subsequent winding-down of Preview's operations would actually increase stockholder value. Other important factors include our ability to retain key employees through the transition period between the signing of these agreements and the closing of any sale or license of our assets; our ability to support those customers that we have retained; delay and or additional costs associated with compliance or failure to comply with rules and regulations associated with our sale or license of technology assets to third parties in other countries, including Israel and Japan; costs incurred if the sale of our assets is terminated due to material contingencies provided for in any sale of assets; the failure of the sale or license of assets to be consummated; the failure of estimates of net proceeds from the sale or license of assets to be realized by Preview stockholders; amendment, delay in implementation or termination of any plan to wind down Preview; the liability of Preview's stockholders for Preview's liabilities in the event contingent reserves are insufficient to satisfy such liabilities; the risks posed by the large numbers of patents and frequent litigation based on patent and intellectual property infringement which characterizes our industry and which might become more prevalent following our announcement of this transaction; we have in the past been, and expect to continue to be, subject to legal proceedings and claims in the ordinary course of our business, including claims of alleged infringement of third-party intellectual property rights; the transactions we have agreed to, and any winding-down of Preview in the future, may result in payments to stockholders that are substantially lower than the price a stockholder paid for shares of our Common Stock. We expect to recognize little or no revenue following the sale or license of assets contemplated in this transaction. Further, the stock market has recently experienced record volatility. In general, market prices for Internet-related companies and, in particular, our stock has experienced extreme fluctuations. The matters discussed in this press release involve additional risks and uncertainties described from time to time in our press releases and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2000, including our Form 10-K/A and our quarterly reports on Form 10-Q. We assume no obligation to update the forward-looking information contained in this press release.

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EXHIBIT 99.3
PREVIEW SYSTEMS STOCKHOLDERS APPROVE ALL PROXY PROPOSALS